Exhibit 10.2

Text Marked By [* * *] Has Been Omitted Pursuant To A Request For Confidential Treatment And Was Filed Separately With The Securities And Exchange Commission.

Statement of Work

Background:

Arete Sigma, LLC (A/S or the LLC) is co-owned 50%-50% by Arete Innovative Solutions (Arete) and Sigma Labs (Sigma).

The purpose of the LLC is to enable and implement sales and manufacturing transactions and to distribute costs and benefits fairly between its two members.

Because the LLC:

a.	owns no property and any and all assets acquired by or brought to A/S by Arete or Sigma will remain 100% owned by Arete or Sigma, as applicable;
b.	has no employees or payroll;

Arete and Sigma are each contracting business services to A/S.

1. Arete’s services and costs are as follows:

Customer Development functions:

1.	Arete will provide marketing development and services.
2.	Arete will provide customer/project development services.

Engineering Cost Reimbursement:

Arete will be reimbursed by A/S for reasonable and documented travel, customer and project development expenses.

Engineering functions:

3.	Arete will provide product engineering consulting services and customer education.
4.	Arete will perform build file model modifications, manufacturing process engineering for product manufacturing.

Engineering Cost Reimbursement:

Arete will be reimbursed by A/S for the Arete employees work for A/S engineering at their fully burdened cost rates to Arete.

Manufacturing functions:

1.	Arete will provide post processing including machining, surface finishing, inspection and nondestructive testing (NDT) as required.
2.	Arete will provide supplier management and supply chain development services.
3.	Arete will provide technicians and manufacturing personnel as each transaction requires under the supervision of the President (Bill Herman).

Manufacturing Cost Reimbursement:

Arete will be reimbursed by A/S for the employees work for A/S manufacturing at their fully burdened cost rates to Arete.

Operational functions:

Arete will provide the day-to-day operational support of the LLC, under the management oversight of the Manager/President:

•	Maintain customer project requirements including prints, models, specifications, etc.
•	Maintain modified built models.
•	Maintain CNC programs, inspection programs, tooling list, fixtures, etc.
•	Manage and maintain supply chain list.
•	Provide the Members with monthly reports as they may require.
•	Perform other such operational functions as may be reasonably requested by the Manager/ President to support professional operations of the administration of the LLC.

Operational Cost Reimbursement:

Arete will be paid [***]%* of the revenue of each transaction.

Management; Power and Authority:

Notwithstanding anything to the contrary in the Operating Agreement of A/S or otherwise, without the written approval of all Members of A/S, A/S shall not, and the Manager of A/S shall not enter into any commitment on behalf of A/S to:

•	obtain any loan or other borrowing except as authorized in a budget approved by all of the Members;
•	make any expenditures in excess of an aggregate of $ 5000.
•	enter into any transaction outside of the ordinary course of business of A/S;
•	enter into any agreement or commitment to consummate a sale of A/S; and
•	pledge, encumber or otherwise dispose of all or any part of A/S' assets or properties

Non-Solicitation:

In light of Arete's access to confidential information of Sigma and position of trust and confidence with Sigma, Arete agrees that, for so long as Arete owns membership interests in A/S and for a period of [***] thereafter, Arete shall not, directly or indirectly through one or more of any of its affiliates, including its employees, officers, managers, owners, agents and subsidiaries, (i) hire or solicit, or encourage any other person to hire or solicit, any individual who has been employed by Sigma within one year prior to the date of such hiring or solicitation, or encourage any such individual to leave such employment, or (ii) solicit or entice, or attempt to solicit or entice, any customers of Sigma for purposes of diverting their business from Sigma.

* every ninety days Arete and Sigma in consultation with each other may reset percentages of reimbursement of respective SG&A costs going forward based on data of actual costs

2.	Sigma’s services and costs are as follows:

Manufacturing functions:

•	Sigma will provide on-site technicians and manufacturing personnel as each transaction requires under the supervisor of the Manager/President (Bill Herman of Arete).
•	Sigma will provide administrative support for purchasing materials and equipment required for transactions.
•	Sigma will provide use of its Additive Manufacturing Equipment (currently an EOS M290) as required by each transaction.

Manufacturing Cost Reimbursement:

Sigma will be reimbursed by A/S for (i) Sigma's COGS (costs of goods sold) with respect to each job order including all direct labor, materials, and respective applicable manufacturing overheads, and (ii) to the extent not covered by (i), above, Sigma's employees' work for A/S manufacturing, at their fully burdened cost rates to Sigma.

Sigma will be reimbursed for use of its Additive Manufacturing Equipment at {$[***]} per hour depending on the actual scope of work for that job order.

Administrative functions:

Sigma will provide the day-to-day Administration of the LLC, under the management oversight of the Manager/President:

•	maintain A/S systems for order entry,
•	purchase materials COGS
•	keep the books and records of A/S,
•	invoice customers
•	manage and pay accounts payable
•	establish and reconcile bank accounts,
•	provide the members with monthly reports as they may require
•	perform other such other administrative functions as may be reasonably requested by the Manager/ President to support professional operations of the administration of the LLC.

Administrative Cost Reimbursement:

Sigma will be paid [***]%* of the revenue of each transaction.

Non-Solicitation:

In light of Sigma’s access to confidential information of Arete and position of trust and confidence with Arete, Sigma agrees that, for so long as Sigma owns membership interests in A/S and for a period of [***] thereafter, Sigma shall not, directly or indirectly through one or more of any of its affiliates, including its employees, officers, managers, owners, agents and subsidiaries, (i) hire or solicit, or encourage any other person to hire or solicit, any individual [***] who has been employed by Arete within one year prior to the date of such hiring or solicitation, or encourage any such individual to leave such employment, or (ii) solicit or entice, or attempt to solicit or entice, any customers of Arete for purposes of diverting their business from Sigma.

* every ninety days Arete and Sigma in consultation with each other may reset percentages of reimbursement of respective SG&A costs going forward based on data of actual costs

IN WITNESS WHEREOF, the parties have caused this Statement of Work to be executed as of June 29, 2015.

Arete-Sigma, LLC

By:	/s/ William F. Herman
Name: William F. Herman
Title: Manager

Arete (Innovative Solutions, LLC)

By:	/s/ William F. Herman
Name: William F. Herman
Title: President

Sigma Labs, Inc.

By:	/s/ Mark J. Cola
Name: Mark J. Cola
Title: President and CEO

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